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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Pacific Century Financial Corporation (formerly named Bancorp Hawaii, Inc.) for the registration of its common stock and to the incorporation by reference therein of our report dated January 22, 1997, with respect to the consolidated financial statements of Bancorp Hawaii, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP


Honolulu, Hawaii
May 5, 1997